UNITED STATES
  SECURITIES AND EXCHANGE COMMISSION
    Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
    Exchange Act of 1934

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Venture Financial Group, Inc.
(Name of Registrant as Specified in Its Charter)

     ___________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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721 College Street, S.E. P.O. Box 3800 Lacey, WA 98509-3800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of Shareholders of Venture Financial Group, Inc. (VFG) will be held at the Lacey Community Center, 6729 Pacific Avenue S.E., Lacey, Washington on Thursday, May 3, 2007, at 6:00 p.m., for the purpose of considering and voting upon the following matters:

1.	ELECTION OF DIRECTORS. To elect three Directors to serve three-year terms.

2.	ANY OTHER BUSINESS that may properly be brought before the meeting or any adjournment or postponement of the meeting.

Only those shareholders of record at the close of business on March 14, 2007, will be entitled to notice of, and to vote at the meeting.

By Order of the Board of Directors

Lacey, Washington March 23, 2007	Leigh A. Baxter Secretary

IMPORTANT: The prompt return of proxies will save VFG the expense of further requests for proxies. You are urged to SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. If you do attend the meeting, you may then withdraw your Proxy and vote in person. Any person giving a Proxy may revoke it prior to or at the meeting.

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VENTURE FINANCIAL GROUP, INC.

721 College Street, S.E. P.O. Box 3800 (98509-3800) Lacey, WA 98503 PROXY STATEMENT

This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about March 23, 2007, in connection with the annual meeting of shareholders of Venture Financial Group, Inc. (“VFG” or “Company”).

Date, Time and Place of Meeting. The annual meeting will be held at the Lacey Community Center, 6729 Pacific Avenue S.E., Lacey, Washington, on Thursday, May 3, 2007 at 6:00 pm.

Only shareholders of record at the close of business on March 14, 2007, are entitled to vote. As of that date we had 1,761 shareholders of record and the number of shares outstanding and entitled to vote at the meeting was 7,194,171, of which directors and executive officers held 1,178,148, or 16.38% .

Solicitation of Proxies. The enclosed Proxy is solicited by and on behalf of the Board of Directors of VFG and the cost of solicitation will be borne by VFG. Solicitation may be made by directors and officers of VFG and its subsidiary, Venture Bank, by use of the mail, by telephone, facsimile or personal interview. VFG does not expect to pay any compensation for the solicitation of proxies.

Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted for the purpose of determining a quorum. Broker non-votes will not be counted in determining whether a quorum is present.

Voting on Matters Presented. Each share is entitled to one vote on each matter presented to the meeting. In the election of directors, each share is entitled to one vote for each director position to be filled, and shareholders may not cumulate votes. Directors are elected by a plurality of votes cast. The nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

Voting of Proxies. You may vote by proxy or, if you are the record holder of your shares, you may vote in person at the meeting. Even if you vote by proxy, you may attend the meeting. To vote by proxy simply mark, sign and date the enclosed Proxy and return it in the postage-paid envelope provided.

If the enclosed Proxy is duly executed and received prior to the meeting, the persons named in the Proxy will vote according to instructions. If no instructions are given, the Proxy will be voted FOR the nominees

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and in the Proxy holder’s discretion on any other matter that properly comes before the meeting or any adjournment or postponement thereof.

Any proxy may be revoked before it is voted by written notice to VFG’s Corporate Secretary at 721 College Street SE, Lacey, Washington 98503, by submitting a Proxy bearing a later date that is received prior to the meeting, or by voting at the meeting.

If your shares are held in “street name” through a broker, bank, or other nominee, you will need to contact the nominee to revoke a proxy or change your vote. You will not be able to vote or revoke a proxy at the meeting if your shares are held by a nominee.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

VFG's Bylaws provide that the number of directors must fall within a range of five and nine, the exact number to be determined by resolution of the Board of Directors. The Board of Directors has set the number of directors at nine. As of the Annual Meeting, three directors: Keith W. Brewe, A. Richard Panowicz, and Larry J. Schorno, are completing their terms. The Board of Directors has nominated Messrs. Brewe, Panowicz, and Schorno to stand for re-election. The Board of Directors recommends a vote FOR the election of each of the nominees.

Directors are elected for a term of three years or until their successors are duly elected and qualified. VFG's Articles of Incorporation require that the terms of the directors be staggered such that approximately one-third of the directors are elected each year. The Board of Directors has no present knowledge that any nominee will refuse or be unable to serve. If a nominee should refuse or be unable to serve, your proxy will be voted for those persons subsequently designated by the Board of Directors to replace any or all nominees.

Nominations

We have not received any nominations or recommendations for candidates from shareholders for this year’s Annual Meeting. Nominations may be made by any shareholder in accordance with our Articles of Incorporation and Bylaws. Notice of nominations must be given to our Chairman, not less than 14 nor more than 50 days before the Annual Meeting. If less than 21 days notice of the Annual Meeting is given to shareholders, such notice must be given within 7 days after the mailing of the notice of the Annual Meeting. Shareholder nominations must include the name and address and principal occupation of each nominee. The nomination notice must also include the total number of shares that will be voted for each nominee. Shareholders who make nominations must include their name and address, and the number of shares they own in the notice.

If nominations do not comply with the above procedures, the Chairman of VFG may disregard the

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nomination and instruct the inspector of elections to disregard any votes cast for such nominee. Official nominations by shareholders may be made only by following the procedures in our Articles of Incorporation and Bylaws. The Corporate Governance and Nominating Committee will consider all properly submitted nominations and recommendations. The committee has no obligation to recommend the nominees proposed by shareholders to the Board of Directors for inclusion on the Board’s slate of proposed nominees at the next Annual Meeting.

Shareholders may also recommend potential candidates for election by sending the name, address and principal occupation of the candidate to the committee by mail, in care of Shareholder Relations, Venture Financial Group, Inc., 721 College Street SE, Lacey, WA 98503.

The Corporate Governance & Nominating Committee has a charter authorizing it to establish and recommend to the board of directors appropriate criteria for board membership, whether proposed by shareholders, management or a director. The Committee does not have a separate policy for shareholder-proposed candidates and does not believe such a policy is necessary as such candidates are evaluated in the same manner as other candidates. The Committee evaluates proposed nominees in the context of the current composition of the Board, geographical considerations and the operating requirements of the Company. The Committee looks at individual characteristics such as education, diversity, skills, age, experience, character and personal integrity. Although the Committee does not require specific qualities, skills or minimal qualifications that a nominee must possess, the Committee seeks nominees who possess high moral character and personal integrity, leadership or managerial skills and independent business judgment. The Committee evaluates all nominees with the same standards and procedures.

When a vacancy occurs on the Board or a director’s term is expiring, the Committee generally consults with business associates, community leaders, legal counsel and other professionals to identify potential candidates. In the past, the Committee has not hired an outside search firm to find potential nominees.

Changes in Nomination Financial Group Directors Procedures.  There have been no material changes to the procedures by which shareholders may recommend nominees to our board of directors since our procedures were outlined in the proxy statement for the 2006 Annual Meeting of shareholders.

Information about Venture Financial Group Directors
JAMES F. ARNESON, (46). President, VFG and President & CEO Venture Bank. Venture Bank Board Member since 2005, Venture Financial Group Board Member since 2005.

Mr. Arneson received his Bachelor of Arts degree in Business Administration from Washington State University with concentrations in finance and accounting. Mr. Arneson’s background includes seven years as a CPA with a regional auditor which specialized in providing services to the banking industry. Mr. Arneson also served as the Chief Financial Officer of Venture Bank from 1993 to 2003 and as President, Chief Executive Officer, and Director of Washington Commercial Bancorp (WCB) and Redmond National Bank from 2003 to 2005. He has also been an active member of a number of civic and philanthropic organizations, serving as an officer and board member.

KEITH W. BREWE (52). President & CEO Redmond General Insurance Agency, Inc. Venture Bank Board Member since 2005, Venture Financial Group Board Member since 2005.

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Mr. Brewe is the President since 1992 and Chairman since 2000 of Redmond General Insurance Agency, Inc., which has served the residents of Redmond and surrounding areas since 1966 with a full line of property and casualty products to serve both business and personal clients. A lifetime resident of the Redmond area, Mr. Brewe serves on the Board of the Chief Seattle Council of the Boy Scouts of America. He has also served as Chairman/President of the Lake Washington Chapter of CPCU, a professional insurance organization. Mr. Brewe served as Chairman of Washington Commercial Bancorp and Redmond National Bank prior to the merger with Venture Bank in September 2005.

LOWELL E. (SONNY) BRIDGES, (62). Owner, Bridges Restaurants. Venture Bank Board Member since 1993, Venture Financial Group Board Member since 2002.

Mr. Bridges owns and operates Bridges Restaurant, Billy’s Bar & Grill, Country Cousins, Ramblin’ Jacks, Lone Star Grill, and Mercato Restaurant. He has served as President/CEO and Principal Operating Officer of the Bridges Restaurants group since 1965. He was also a member of the board of directors of Citizens First Bank until it was acquired by the Company and merged into Venture Bank.

LINDA E. BUCKNER, (59). Vice President and Owner, Strapco Corporation. Venture Bank Board Member since 1994, Venture Financial Group Board Member since 2002.

After retiring from a 30-year career with US West Communications, Ms. Buckner spent several years consulting on interactive voice response systems. She now is Vice President of the family’s sales and manufacturing business, Strapco, a position she has held since 1996. Her extensive leadership posts include: Founder and past Chair, Leadership Thurston County; past President, Olympia/Thurston County Chamber of Commerce; member, Community Drug Court Support Foundation; and member, Roundtable of Greater Thurston County. Ms. Buckner also served on the boards of the Washington Center for the Performing Arts, and the Thurston County Economic Development Commission.

DR. JEWELL C. MANSPEAKER, (65). Retired President & CEO, Grays Harbor College from 1989 to 2004. Venture Bank Board Member since 1995, Venture Financial Group Board Member since 2002.

Dr. Manspeaker has had broad experience with public agencies, and has served on a wide variety of professional and civic boards and associations. He is a Past President, Board of Presidents, Washington Association of Community and Technical Colleges; a past President of the Grays Harbor Chamber of Commerce; and a past Chair of the Board of Directors of the Center for Information Systems. He also served on the Pacific Mountain Workforce Development Council; the Pacific County Economic Development Council; the Northwest Commission on Colleges and Universities; and the American Association of Community Colleges. Dr. Manspeaker also served on the Board of Directors of Citizens First Bank until it was acquired by the Company and merged into Venture Bank.

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PATRICK L. MARTIN, (69). Chairman & CEO, Patrick's Carpet One. Venture Bank Board Member since 1980, Venture Financial Group Board Member since 1993.

Mr. Martin has served as Chairman & CEO of Patrick’s Carpet One, a floor covering retailer, since 1968. He also serves as a director of CCA Global Partners, an international marketing company that owns and manages franchisees and cooperatives in mortgage, lighting and floor covering. Mr. Martin also serves as a Director of Carpet Co-op of America, d/b/a Carpet One, Leading Edge Marketing, and CCA Global Partners. In addition, Mr. Martin currently serves as a Director of the Washington State Capitol Museum; and Director of Flooring One of the United Kingdom, Manchester, England. He is former Chairman, Puget Sound Carpet Co-op; former President, Washington State Floor Covering Association; former President, Lacey Rotary; and a former President of the Thurston County Drug Court Foundation.

A. RICHARD PANOWICZ, (62). Former Chairman, TAB Northwest, Inc. /Archives Northwest. Venture Bank Board Member since 1991, Venture Financial Group Board Member since 1995.

Mr. Panowicz was the founding Chairman of Archives Northwest, a records archival company, and served as Chairman from 1980 to 1995. Mr. Panowicz owned TAB Northwest, a company specializing in office management systems. He was the Chairman of TAB Northwest from 1980 to 1995. Mr. Panowicz also serves on the St. Peter’s Hospital Community Board, the board of directors of Washington Center for the Performing Arts, and the Community Foundation. He is a member of the board of trustees, Saint Martin’s College; member, Olympia Rotary; member, Roundtable of Thurston County; and former Director, Puget Sound chapter, American Records Management Association.
KEN F. PARSONS, Sr., (62). Chairman & CEO, VFG & Chairman Venture Bank
Venture Bank Board Member since 1979, Venture Financial Group Board Member since 1984.

Mr. Parsons was a founding director of Venture Bank, and has served as CEO of the Company since 1990 and served as its President from 1990 to 2005. He became president of the Bank in 1996 a position he held until 2002. He is a founder and was the first Operational President of Illuminet Holdings, Inc. (a public company and telecommunications network provider) from 1981 to 1990. Mr. Parsons is a current Board Member and past Chairman, Washington Independent Community Bankers Association (WICBA). Mr. Parsons currently is a Washington State Director of Independent Community Bankers Association (ICBA); Director of TCM Bank, Tampa, FL.; Executive Committee Member, Treasurer, and Board Member of ICBA Washington, DC; and Director of Bancard, Inc. Mr. Parsons is a former Chairman of, and currently serves on the board of trustees of Saint Martin’s College and on the board of the Association of Washington Business. Among his numerous community posts, he is a publicly elected fire commissioner and member of the area-wide fire commissioners association. He is a former President of Lacey Rotary and has also founded several local foundations that provide student scholarships.

LARRY J. SCHORNO, (64). President, Rocky Prairie Corporation. Venture Bank Board member since 1997, Venture Financial Group Board Member since 2002.

Mr. Schorno is the former President of Schorno Agri-Business from 1975 to 2003, a livestock

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export company he founded. Mr. Schorno pioneered the shipment of livestock by full charter aircraft. Schorno Agri-Business remains one of the nation’s leading exporters of live animals and embryos, shipping to more than 15 countries. He serves as President of the Rocky Prairie Corp., a commercial real estate company, and Schorno Auction Co., a livestock sales firm. He has held these positions since 2005. Mr. Schorno is currently a trustee of Washington State University and was named Yelm Citizen of the year for 2002 and 2004. Mr. Schorno served as Chairman of the Board of Prairie Security Bank, which was acquired by the Company in 1997 and merged into Venture Bank. Mr. Schorno has been active in the Thurston County Economic Development Council, the Association of Washington Business and was a recipient of the Washington State Governor’s Export Award.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The Board of Directors of VFG met nine times in 2006. All directors attended more than 75% of such meetings and of all committee meetings of which they were members. In determining whether a board member is independent, the company uses the definition of independence found in the NASDAQ listing standards. VFG’s Corporate Governance Guidelines and Code of Business Conduct Policy, each applicable to the Company’s directors, require directors to promptly disclose any conflicts of interest, which include among other things transactions that could benefit the director. In addition, the Company requires each director to complete a Director Questionnaire and report to the Company any transactions, relationships or arrangements with the Company and its attorneys and auditors. The Board reviewed the questionnaires and considered the fact that no director reported any conflict of interest or other transaction. The Board regularly reviews extensions of credit to directors pursuant to federal banking regulations. Pursuant to Company policy, all loans made to directors or their affiliates must be made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and not involve more than the normal risk of collection or present other unfavorable features. Based on this information, the Board determined that Directors Brewe, Bridges, Buckner, Manspeaker, Martin, Panowicz and Schorno are independent.

Committees

The Board of Directors of VFG has established an Executive Committee, Compensation Committee, Corporate Governance & Nominating Committee, Stock Oversight Committee, and an Audit Committee.

Executive Committee. The Executive Committee shall have and may exercise all of the authority of the Board, except that the committee shall not have the authority to: (1) declare dividends or distributions, except at a rate or in periodic amounts determined by the Board of Directors; (2) approve or recommend to shareholders actions or proposals required by applicable law to be approved by shareholders; (3) fill vacancies on the Board of Directors or any committee thereof; (4) amend the Bylaws; (5) authorize or

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approve the reacquisition of shares unless pursuant to general formula or method specified by the Board of Directors; (6) fix compensation of any director for serving on the Board of Directors or on any committee; (7) approve a plan of merger, consolidation or exchange of shares not requiring shareholder approval; (8) reduce earned or capital surplus; or (9) appoint other committees of the Board or the members thereof. There were no meetings of the Executive Committee during 2006. Current members of the committee are Messrs. Parsons (Chairman), Martin, and Panowicz.

Compensation Committee. The Compensation Committee reviews the performance of Venture Financial Group’s Chief Executive Officer (“CEO”), and recommends for approval to the Board the elements of his compensation. The committee operates under a formal written charter, which is available on the Company’s web site at www.venture-bank.com The committee is also responsible for determining the compensation of the Board of Directors. Additionally, the committee recommends, if appropriate, new employee benefit plans to the Board of Directors. The committee met six times in 2006. Current members of the committee are Messrs. Schorno (Chairman) and Martin and Ms. Buckner. The Committee will be composed of at least three (3) directors, all of whom must satisfy the “independence” requirements of the NASDAQ corporate governance listing standards.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee identifies and recommends persons to be the Board’s nominees for the Board of Directors at each annual meeting of shareholders, and to fill vacancies on the Board between annual meetings. The committee operates under a formal written charter which can be viewed along with VFG’s Corporate Governance Guidelines and Code of Business Conduct on the Bank’s website www.venture-bank.com. The committee met once in 2006. Current members of the committee are Messrs. Manspeaker (Chairman), Bridges and Brewe. The Board has determined that each member is independent.

Stock Oversight Committee. The Stock Oversight Committee is an independent committee that establishes and approves repurchase prices, and oversees stock repurchases to ensure that transactions are fair and equitable. The committee met nine times in 2006. Current members of the committee are Ms. Sager, CFO (Non-voting Chairman), and Messrs. Panowicz, Martin and Schorno.

Audit Committee. The Audit Committee is composed of three independent directors. The committee operates under a formal written charter, which is available on the Company’s web site at www.venture-bank.com. The committee is directly responsible for the appointment, compensation, retention and oversight of the outside auditors performing or issuing an audit report, and approves the engagement and fees for all audit and non-audit functions, with the outside auditors reporting directly to the committee. Other responsibilities of the Audit Committee include:

  reviewing and discussing with management the annual audited financial statements, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements;
  reviewing with management and the independent auditors VFG’s quarterly financial statements prior to filing, or if contemplated, before the public release of quarterly results;
  reviewing the reports of bank regulatory authorities and reporting its conclusions to the Board;
  reviewing the procedures with respect to the records and business practices of the Company and the Bank; and

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   reviewing the adequacy and implementation of the internal accounting and financial controls.

The committee held seven meetings during the year. For 2006, members of the committee were Messrs. Panowicz (Chairman), Bridges and Manspeaker. The committee does not have an “audit committee financial expert” as defined by SEC rules. The Board believes that each of the committee’s members possesses some, but not all, of the traits of an “audit committee financial expert” and that the committee as a whole has such education and experience necessary to provide strong, independent financial oversight.

REPORT OF AUDIT COMMITTEE

The Audit Committee met with management and the Company’s independent accountants to review the Company’s accounting functions and the audit process. The committee reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The committee discussed with the independent accountants all matters required to be discussed under applicable auditing standards including those described in Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

Our independent accountants also provided to the committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent accountants that firm’s independence. Based on the committee’s review of the audited consolidated financial statements and its discussions with management and the independent accountants noted above, the committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

Respectfully submitted by Audit Committee members:

A. Richard Panowicz (Chairman) Lowell (Sonny) E. Bridges Jewell C. Manspeaker

INFORMATION ABOUT VENTURE FINANCIAL GROUP EXECUTIVE OFFICERS

The ages as of March 24, 2007, business experience and position with the Company of our executive officers other than Messrs. Arneson and Parsons, about whom information is provided below, as follows:

SANDRA L. SAGER, CPA (45). Ms. Sager serves as Executive Vice President / Chief Financial Officer of VFG and Venture Bank, positions she has held since joining the Company in December 2005. In 2005, she served as Senior Vice President and Chief Financial Officer of Columbia Trust Bank and from 2002 to 2004 she served as President, Chief Executive Officer and as a Director of North Cascades Bancshares, Inc. and North Cascades National Bank.

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PATRICIA A. GRAVES, (46). Ms. Graves serves as Executive Vice President / Retail Banking of Venture Bank, a position she has held since 2003. From 1999 to 2003, Ms. Graves served as Venture Bank’s Senior Vice President / Operations.

BRUCE H. MARLEY, (59). Since 2003, Mr. Marley has served as Executive Vice President / Chief Lending Officer of Venture Bank. He previously served as Senior Vice President / Credit Administrator of Venture Bank from 2002 to 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of March 14, 2007, with respect to the shares of VFG common stock beneficially owned by (i) each director and nominee; (ii) the non-director named executive officers; and (iii) all executive officers and directors as a group. Management is not aware of any persons, other than the directors and executive officers listed below, who beneficially own more than five percent of VFG’s common stock. Except as noted below, each holder has sole voting and investment power with respect to shares listed as owned. Beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. VFG common stock is the only class of VFG capital stock with shares issued and outstanding. The address of each of the 5% beneficial owners listed below is c/o Venture Financial Group, Inc., 721 College Street S.E., P.O. Box 3800, Lacey, Washington 98509-3800.

NAME OF BENEFICIAL OWNER	AMOUNT AND		PERCENT OF
	NATURE OF		CLASS
	BENEFICIAL
	OWNERSHIP
Keith W. Brewe	71,835	(1)	1.00%
A. Richard Panowicz	788,038	(2)	10.95%
Larry J. Schorno	68,720	(3)	0.96%
Jewell C. Manspeaker	683,888	(4)	9.51%
Patrick L. Martin	129,880	(5)	1.81%
Ken F. Parsons, Sr.	593,872	(6)	8.25%
James F. Arneson	71,304	(7)	0.99%
Lowell (Sonny) E. Bridges	61,402	(8)	0.85%

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Linda E. Buckner	50,286	(9)	0.70%
Sandra L. Sager	648,117	(10)	9.01%
Patricia A. Graves	73,495	(11)	1.02%
Bruce H. Marley	16,056	(12)	0.22%
Directors and Executive Officers as a Group (12 persons)	1,946,343	(13)	27.05%

(1)	Includes 13,242 shares held in the Brewe Family Limited Partnership where Mr. Brewe is a Trustee, and 12,563 shares that could be acquired within the next 60 days by the exercise of stock options.

(2)	Includes 89,018 shares held jointly with spouse; 38,232 shares held in an IRA for the benefit of Mr. Panowicz; 287,802 shares held by the Venture Financial Group, Inc. KSOP (“KSOP”), considered beneficially owned by Mr. Panowicz as one of three Trustees of the KSOP; 356,907 shares held by the Venture Financial Group, Inc. Employee Stock Ownership Plan (“ESOP”), considered beneficially owned by Mr. Panowicz as one of three Trustees of the ESOP; and 8,190 shares that which could be acquired within 60 days by the exercise of stock options.

(3)	Includes 66,630 shares held jointly with spouse; 20 shares held in custodial accounts for the benefit of Mr. Schorno’s grandson; and 2,070 shares which could be acquired within 60 days by the exercise of stock options.

(4)	Includes 287,802 shares held by the KSOP, considered beneficially owned by Mr. Manspeaker as one of three Trustees of the KSOP; 356,907 shares held by the ESOP, considered beneficially owned by Mr. Manspeaker as one of three Trustees of the ESOP; 18,089 shares held jointly with spouse; and 21,090 shares which could be acquired within 60 days by the exercise of stock options.

(5)	Includes 89,494 shares held jointly with spouse; 19,093 shares held in an IRA for the benefit of Mr. Martin; 3,732 shares held in an IRA for the benefit of his spouse; 1,165 shares held in custodial accounts for the benefit of Mr. Martin’s grandchild where his wife is the custodian; and 1,620 shares which could be acquired within 60 days by the exercise of stock options.

(6)	Includes 152,035 shares held jointly with spouse; 300,000 shares held by Parsons Investments LLC; 10,099 shares held in an IRA for the benefit of Mr. Parsons; 5,590 shares held in an IRA for the benefit of his spouse; 85,804 shares held in the KSOP for the benefit of Mr. Parsons as of 2005 (the 2006 shares are unknown at this time); 30,697 shares held in the ESOP for the benefit of Mr. Parsons as of 2005 (the 2006 shares are unknown at this time); and 5,590 shares which could be acquired within 60 days by the exercise of stock options.

(7)	Includes 34,120 shares held jointly with spouse; 15,057 shares held in an IRA for the benefit of Mr. Arneson; 184 shares held in the KSOP for the benefit of Mr. Arneson as of 2005 (the 2006 shares are unknown at this time); and 21,943 shares which could be acquired within 60 days by the exercise of stock options.

(8)	Includes 19,330 shares held jointly with spouse; 6,471 shares held in an IRA for the benefit of Mr. Bridges, and 5,790 shares which could be acquired within 60 days by the exercise of stock options.

(9)	Includes 28,755 shares held jointly with spouse; 11,748 shares held in an IRA for the benefit of Ms. Buckner; 8,163 shares held in an IRA for the benefit of her spouse; and 1,620 shares which could be acquired within 60 days by the exercise of stock options.

(10)	Includes 2,808 shares held in an IRA for the benefit of Ms. Sager; Includes 287,802 shares held by the KSOP, considered beneficially owned by Ms. Sager as one of three Trustees of the KSOP; 356,907 shares held by the ESOP, considered beneficially owned by Ms. Sager as one of three Trustees of the ESOP; and 600 shares which could be acquired by within 60 days by the exercise of stock options. For Ms. Sager individually, 0 shares were held in the KSOP as of 2005 (the 2006 shares are unknown at this time) and 0 shares were held in the ESOP as of 2005 (the 2006 shares are unknown at this time).

(11)	Includes 19,003 shares held jointly with spouse; 9,122 shares held in the KSOP for the benefit of Ms. Graves as of 2005 (the 2006 shares are unknown at this time); 9,520 shares held in the ESOP for the benefit of Ms. Graves as of 2005 (the 2006 shares are unknown at this time), and 35,850 shares which could be acquired within 60 days by the exercise of stock options.

(12)	Includes 5,650 shares held jointly with spouse; 6,000 shares held in an IRA for the benefit of Mr. Marley; 1,486 shares held in the KSOP for the benefit of Mr. Marley as of 2005 (the 2006 shares are unknown at this time); 2,049

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shares held in the ESOP for the benefit of Mr. Marley as of 2005 (the 2006 shares are unknown at this time), and 2,100 shares which could be acquired within 60 days by the exercise of stock options.

(13)	Includes 287,802 shares held by the KSOP and 356,907 shares held by the ESOP that are considered beneficially owned by Messrs. Manspeaker, Panowicz, and Ms. Sager as Trustees of the KSOP and of the ESOP. Also includes options for 125,736 shares owned by directors and executive officers, which are exercisable within 60 days.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

The Compensation Discussion and Analysis provides an overview of the compensation philosophy, objectives, policies, and procedures that pertain to the year ended December 31, 2006. The analysis includes the material factors underlying the compensation policies and decisions reflected in the disclosed tables, addressing the separate elements of compensation for the named executives and the executive compensation as a whole.

The 2006 Compensation Committee Members are Messrs. Schorno (Chairman), and Martin, and Ms. Buckner. None of the members of the committee are or have been officers or employees of Venture Financial Group (“VFG” or “Company”) or the Bank (“Bank”).

The committee’s philosophy reflects and supports the Company’s goals and strategies. Currently, VFG’s strategy is to expand the market share of markets currently served and to enter new markets within western Washington. The key elements of this strategy are increasing market penetration, geographic expansion, growing the loan portfolio, developing innovative new products offerings, expanding the banking relationship with each customer and maintaining asset quality. The committee believes these goals, which are intended to create long-term shareholder value, must be supported by a compensation program that:

  attracts and retains highly qualified individuals;
  provides levels of compensation that are competitive with those offered by other financial institutions;
  motivates executives to enhance long-term shareholder value by helping them to build their own ownership in VFG; and
  integrates VFG’s long-term strategic planning and measurement processes.

Periodically the Compensation Committee engages an independent consulting group serving banks nationwide to review the executive and board compensation and recommend potential improvements regarding existing practices. An independent consultant assisted in the design of the current annual equity and non-equity incentive plan in 2003 with updates in 2004. The consulting group just completed its 2006 engagement. The review consisted of analyzing detailed information on cash compensation, total compensation, long-term incentives and other executive and director benefits. The review is intended to identify appropriate compensation levels and compensation program design features to ensure we attract, motivate, reward, and retain qualified executives and directors. The Compensation Committee engaged the consultant. The compensation consultant utilized a custom peer group of twenty publicly traded banks based on asset size as of June 30, 2006 between $750 million and $1.5 billion, geographic location and

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performance. Those peers included Alliance Bancshares California, American West Bancorporation, Bank of Marin, Cascade Financial Corporation, City Bank, Columbia Bancorp, First Mutual Bancshares, Harrington West Financial Group, Heritage Commerce Corporation, Heritage Financial Corporation, Horizon Financial Corporation, North Valley Bancorp, Northern Empire Bancshares, Pacific Continental Corporation, PremierWest Bancorp, Riverview Bancorp, Inc., Sierra Bancorp, Temecula Valley Bancorp, Inc., and Washington Banking Company. The data was used to assist the compensation committee in setting compensation and benefit levels.

VFG’s compensation program for executives consists of four major elements:

  Base salary;
  Company performance-based annual incentive;
  Periodic grants of options and other stock-based compensation; and
  The Supplemental Executive Retirement Plan (“SERP”)

The Committee believes that this four-part approach best serves the interest of VFG and its shareholders. It enables VFG to meet the requirements of the highly competitive banking environment in which it operates, while ensuring that executive officers are compensated in a way that advances both the short and long-term interests of its shareholders. Base salary is intended to be competitive in the market place with respect to the listed executive officer’s scope of responsibilities. The variable annual bonus for the listed executives is based solely on Company net income performance and is calculated as a percentage of base salary. Other non-listed officers and employees participate in the annual bonus. Their participation is not solely based on net income but also includes an evaluation of individual performance and attainment of specific goals. Options and other stock-based compensation relate a significant portion of long-term remuneration directly to stock price appreciation realized by VFG’s shareholders, and further serve to promote an executive’s continued service to the organization. The SERP is designed to retain highly qualified personnel by providing defined benefits to the participants upon retirement age. Additionally, the SERP provides a pre-retirement death benefit.

Role of the Committee and Chief Executive Officer

The Compensation Committee is appointed by the Board of Directors to assist the Board in establishing appropriate compensation of the Company’s executive officers and directors, and the general oversight and review of the company’s employee benefit plans, including any equity compensation plans. The Committee has the sole authority to determine the compensation of the CEO, and at least annually the committee reviews and approves his compensation in light of Company goals and objectives established by the Committee and the Board. The Committee is responsible for reviewing and discussing with the CEO the performance of all other executive officers and approving the compensation of such executives including salaries, bonus plans, equity incentive grants, and other benefits. The Committee has the sole authority to retain and terminate outside compensation consultants and other advisors as the Committee deems necessary and appropriate, including and approving all fees and other retention terms.

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Chief Executive Officer Compensation

The base compensation for VFG’s Chief Executive Officer, Ken F. Parsons, was determined by the committee with final approval by the Board of Directors of VFG based on the same criteria as the compensation for the other executive officers. VFG entered into a seven-year employment agreement with Mr. Parsons on January 1, 2004. The Chief Executive Officer's bonus potential is based on achievement of net income targets, and is determined by the committee with final approval by the Board of Directors. Mr. Parsons does not participate in matters relating to his own compensation.

Base Salary. Base salaries for VFG’s executive officers, except for the CEO are recommended by the CEO to the Compensation Committee for approval. The Committee generally adopts the recommendations of the CEO. Factors taken into account include: competitive industry salaries, the executive’s scope of responsibilities, individual performance, cost of living adjustments from prior year and contribution to the organization.

Company Performance-Based Incentive. Executive officers have the opportunity to earn annual incentives with awards based on the overall net income performance of VFG. At the beginning of the year, a target based on overall net income performance of VFG and a minimum and a maximum surrounding the target is established and approved by the Compensation Committee If, at the end of the fiscal year, VFG’s net income performance falls within the minimum and maximum surrounding the targeted net income performance, the amount accrued by the Company throughout the year is paid as early as practicable in the following year. If actual performance is lower than the minimum, no bonus is paid. If actual performance is above the maximum, the bonus is limited to the maximum. An agreement is given to each participant in the annual bonus plan describing the terms of attainment of a bonus for that year. Other officers and employees participation in the annual bonus plan also includes not only net income targets but an evaluation of individual performance and attainment of specific goals. Following the end of the year, once financial results are established, management forwards a recommendation to the compensation committee for final approval of payment. In 2006 the Company hit the net income goal half way between the target and maximum, in 2005 the Company hit the mid point between the target and minimum and in 2004 the Company hit the target.

Stock-Based Compensation. To more closely align the financial interests of VFG’s executives with long-term shareholder value, and to assist in the retention of key executives and assure the success of VFG and its subsidiaries, equity-based compensation is awarded. Equity-based compensation has taken the form of the following:

  Nonqualified stock options (directors or employees);
  Incentive stock options (employees); and
  Restricted stock awards (employees)

The Compensation Committee determines annually which executives, if any, will receive stock options or restricted stock grants and determines the number of shares subject to each. In the past few years, this determination has been made early in the year typically between February and May. Grants of stock

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options or restricted shares are based on various subjective factors relating primarily to the responsibilities of individual executives, their past and expected future contributions to VFG and prior option or restricted stock grants. Total compensation, including equity compensation, as compared to peers is reviewed in conjunction with the compensation consultants report.

In 2004, shareholders of VFG approved the 2004 Stock Incentive Plan (“2004 Plan”). With the adoption of the 2004 Plan, the Company stopped issuing options under the 1999 Employee Stock Option Plan and the 1994 Director Stock Option Plan. The 2004 Plan authorizes awards of stock options to purchase or restricted stock grants or other stock based compensation of up to 300,000 shares of common stock. The 2004 Plan is designed to provide additional incentives to select employees and directors of VFG and its subsidiaries in accordance with the compensation philosophy. At December 31, 2006, 99,750 option shares and 5,750 restricted stock grant shares have been granted under this plan. At December 31, 2006, 5,900 shares previously granted under the 2004 Plan since inception were forfeited and returned to the 2004 Plan and are available for future grants. 200,400 shares remain available for grant under the 2004 Plan.

Under the terms of the 2004 Plan, the exercise price of option shares will not be less than the fair value of common stock on the date such option is granted. The FMV is determined based on the weighted average share price of VFG’s common stock for the prior month that the option is approved. The 2004 Plan allows directors to set vesting schedules for each grant. All options granted in accordance with the 2004 Plan expire ten years from the date of grant and have a 20% annual vesting schedule.

Supplemental Executive Retirement Plan. VFG adopted The 2005 Venture Financial Group Inc., Supplemental Executive Retirement Plan (“SERP”), a noncontributory defined benefit plan for the senior management team. The SERP supplements a participating executive’s retirement benefits received from social security and other employee benefit retirement plans by providing a fixed level of annual compensation for a period of fifteen to twenty years after retirement. The SERP is the successor to the Executive Supplemental Income Plan.

The Company has entered into SERP participation agreements with Messrs. Parsons, Arneson and Marley and Ms. Graves. A SERP participation agreement has not yet been finalized for Ms. Sager. The following is the amount of annual benefits payable upon retirement at normal retirement age of 65 or upon death to each of the named executive officers (or beneficiary) in accordance with the SERP: Ken F. Parsons--$275,000; James F. Arneson--$275,000; Bruce H. Marley--$72,500; and Patricia A. Graves--$126,000.

The Committee determined that to be competitive the Company needed to provide a target level of retirement benefit that would enable its executives to retire and receive a percentage of their base salary at retirement. This target takes into consideration other sources of retirement income including social security. The target levels of normal retirement benefit for each executive were determined based on their role with VFG and information from the Company’s compensation consultants specializing in SERPs regarding comparable benefits within the peer group.

The SERP provides for an early retirement benefit for participants who reach age 55, have at least 10

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years of credited service with VFG and receive written Board approval. Payments to participants who retire early are reduced based on the participant’s proximity to retirement age and further reduced based on a “Service Ratio” equal to the number of months served at early retirement compared to the total number of months of service at age 65. If a participant retires upon or after reaching age 60, he or she receives the normal retirement benefit multiplied by the Service Ratio and further reduced by a factor of 0.7% per month for every month between the early retirement date and age 65. If the participant retires after reaching age 55, but before age 60, then he or she is entitled to the reduced benefit pursuant to the same formula or the following amount if lower:

  After age 55 but before age 56 = 25% of the normal retirement benefit;
  After age 56 but before age 57 = 30% of the normal retirement benefit;
  After age 57 but before age 58 = 35% of the normal retirement benefit;
  After age 58 but before age 59 = 40% of the normal retirement benefit; or
  After age 59 but before age 60 = 45% of the normal retirement benefit.

If a participant is terminated by the Company without cause (and not as a result of a change in control or disability), the participant is eligible to receive a set percentage of the present value of the normal retirement benefit as of the effective date of termination. If a participant’s employment is terminated by voluntary resignation other than early or normal retirement, the participant is entitled to half of a set percentage of the present value of the normal retirement benefit as of the effective date of termination. In the event a participant is terminated in connection with or after a change in control, the participant is entitled to receive the present value of the normal retirement benefit as of the effective date of termination at the time of change in control. If participant is terminated for cause, then all benefits to which participant or their beneficiary may otherwise have been entitled to are forfeited.

Supplementary Compensation & Benefits

Long-Term Care Insurance. In 2002 and 2003, the Company offered to purchase Long-Term Care insurance policies for executive officers. Named executive officers receiving the benefit are Messrs Parsons, Arneson, and Marley. Each participant is eligible to begin receiving benefits after being certified by a Licensed Health Care Practitioner as chronically ill. The policy provides for a $150-$200 per day lifetime benefit for facility care, and home and community services. Benefits vest 10% per year over a ten year period, (Messrs .Parsons and Arneson are fully vested, and Mr. Marley, will be fully vested in October 2013 with acceleration upon a change in control.) If Mr. Marley terminates employment prior to becoming fully vested then the Participant shall reimburse the Company for the full amount of the Single Premium, subject to the terms set forth: (1) Termination of employment for any reason following ten years from the effective date of his Agreement; (2) Death; (3) Disability; (4) Retirement with at least 10 continuous years of service and minimum age of 55; or retirement at age 65 for Executives; (5) Termination of employment for any reason following a Change of Control; (6) If Participant is a party to a written employment agreement with the Company, termination of Participant by the Company without “cause”, or by Participant for “good reason,” as each term is defined in Participant’s employment agreement; (7) For Executive Participants, for each full year of service, the obligation to reimburse shall be reduced by 10% of the Single Premium. The reimbursement amount shall be due and payable within thirty (30) days from the date the

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Executive begins competing with the Company following termination of service. Expense related to this plan for the named executive officers was $6,000 for 2006.

Split-Dollar Insurance Agreements. The Company previously purchased life insurance policies on the lives of certain executives and other officers. The Company has entered into agreements with certain executive and other officers. Executive officers with agreements include Mr. Parsons and Ms. Graves providing for the insurance companies to pay the designated beneficiaries up to $350,000 from the “net at risk proceeds” of these policies. The “net at risk proceeds” of these policies is the amount in excess of the total required in order for the Company to recover all its original investment as well as all accumulated interest in the policies. Split-Dollar Insurance agreements have not yet been finalized for Mr. Arneson, Ms. Sager, and Mr. Marley. While the Company incurs no continuing expenses associated with the arrangements, participants are required to pay income taxes on the value of the benefits provided under this Plan. The listed executive officers had a total of $1,015 reported as compensation for the economic value of Split-Dollar benefit for the year ending December 31, 2006.

Employee Stock Ownership Plans.

VFG provides two employee stock ownership plans, the Venture Financial Group, Inc. Employee Stock Ownership Plan (“ESOP”) and the Venture Financial Group, Inc. KSOP (Employee Stock Ownership Plan with 401(k) Provisions (“KSOP”). The purpose of these plans is to enable participating employees to share in the growth and prosperity of the Company through employer contributions to the ESOP and to provide participants with an opportunity to accumulate their own tax-deferred contributed capital to the KSOP, both for their future economic security. We believe that the KSOP and ESOP further our strategies of providing benefits that focus employees on improving shareholder value and provide an incentive for employees to remain with the company. The value of a participant’s interest in the ESOP is directly tied to the value of our common stock. The value of a participant’s interest in the KSOP is tied to our common stock and/or other investments as directed by the employee. Prior to 2006, there was only a KSOP. In 2006, employer contributions made prior to 2006 were transferred from the KSOP to the newly created ESOP on behalf of employees. Beginning in 2006, all Company contributions were added to the ESOP and all employee contributions were added to the KSOP.

KSOP All employees are entitled to participate in the KSOP and make salary reduction contributions to the KSOP as of the first day of the month which follows ninety days of employment. A participant is 100% vested in their employee contributions. The KSOP was adopted as a 401(k) plan in 1987, and restated in 1992 to add employee stock ownership plan provisions. There have been amendments through the years to update the plan to current law changes. Most recently, the plan was amended and restated effective January 1, 2006 to reflect all amendments made and changes in applicable law since its last restatement.

All funds in the KSOP are held in trust. The KSOP is administered by a Board of Trustees and an Administrative Committee. The trustees consist of Messrs. Manspeaker, Panowicz and Ms. Sager. The Administrative Committee consists of company officers. Investments of employee contributions in the KSOP are directed by the employee into Company common stock or other investments.

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ESOP Venture Bank makes contributions to the ESOP for the benefit of employees. Profit sharing contributions to the ESOP are made at the discretion of the Board of Directors. No salary reduction contributions are contributed to the ESOP. Participants are vested over a five year period.

Total contributions made by Venture Bank are included in the ESOP balances. For the year ended December 31, 2006 $740,000 in Venture Bank contributions was added to the ESOP. All funds in the ESOP are held in trust. The ESOP is administered by a Board of Trustees and an Administrative Committee. The trustees consist of Messrs. Manspeaker, Panowicz and Ms. Sager. The Administrative Committee consists of company officers. The investment of Company contributions to the ESOP are generally invested in shares of the Company’s common stock, although the Trustees have the discretion to invest in such other prudent investments as deemed appropriate.

Other Compensation.

In 2004, the Company entered into an employment agreement dated January 1, 2004 with the CEO. The agreement calls for additional compensation of $78,500 per year for a period of seven years. The CEO ‘s previous employment agreement included an additional length of service payment. The Company negotiated to eliminate this length of service compensation and replaced it with this seven year $78,500 compensation at a savings to the Company.

The CEO has two additional defined benefit plan agreements that are described under Director Deferred Income sections of Director Compensation.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on the review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by Compensation Committee members:

Larry J. Schorno (Chairman) Patrick L. Martin Linda E. Buckner

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2006 EXECUTIVE COMPENSATION

The following table sets forth a summary of the compensation awarded to or earned by the CEO, CFO and three other executive officers who had total compensation in excess of $100,000 during the last fiscal year. Mr. Parsons and Ms. Sager are considered the company’s Principal Executive Officer and Principal Financial Officer.

			Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(j)	(k)
							Change in
							Pension
							Value and Non-
							Qualified
						Non-Equity	Deferred
				Stock	Options	Incentive Plan	Compensation	All Other
Name & Principal	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position		($)	($)	($)	($)	($)	($)	($)	($)
				(1)	(1)	(2)	(3)	(4)

Ken F. Parsons	2006	$240,000	$ -	$ -	$22,613	$172,941	$34,779	$105,881	$576,214
VFG Chairman & CEO
Venture Bank Chairman

Sandra L. Sager, CPA	2006	$135,000	$ -	$ -	$4,651	$77,824	$ -	$11,288	$288,763
EVP/Chief Financial
Officer of VFG &
Venture Bank

James F. Arneson	2006	$200,000	$ -	$26,063	$8,319	$144,118	$ -	$26,600	$405,100
VFG President
Venture Bank -
President & CEO

Patricia A. Graves	2006	$120,000	$ -	$ -	$11,878	$69,176	$ -	$12,219	$213,273
EVP/Retail Banking
Venture Bank

Bruce H. Marley	2006	$135,250	$ -	$ -	$11,484	$77,968	$ -	$13,670	$238,372
EVP/Chief Lending
Officer Venture Bank

(1)	The April 19, 2006 grant date fair value assigned to options granted that day in accordance with FAS123R is $6.03. This amount is expensed in accordance with FAS123R using the FIN 28 Accrual or “Graded Vesting” method and the assumptions related to our FAS 123R expense are described more fully in the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K. The expense shown is what was expensed in 2006 for all outstanding options. The aggregate numbers of options outstanding at December 31, 2006 are 364,438.

(2)	Compensation awarded pursuant to pre-established 2006 Company net income performance goals.

(3)	Includes both the 1989 and 1992 Director Deferred Income Plans 2006 change in present value for Mr. Parsons.

(4)	Includes $9,000 auto allowance for Messrs Parsons and Arneson; Estimated ESOP profit sharing of $17,600 for Mr. Parsons, $11,288 for Ms. Sager, $17,600 for Mr. Arneson, $13,670 for Mr. Marley, and $11,984 for Ms. Graves; other employee compensation of $78,500 for Mr. Parsons and economic value of Split-Dollar life insurance of $780 and $235 for Mr. Parsons and Ms. Graves, respectively.

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Grants of Plan-Based Awards for the Fiscal Year Ended (2006)

		Estimated Future Payouts under			Estimated Future Payouts
		Non-Equity Incentive Plan Awards			under
		(1)			Equity Incentive Plan
Awards
								All other	option		Grant
Name	Grant	Threshold	Target	Max	Threshold	Target Max		stock	awards:	Exercise	date fair
	Date	($)	($)	($)	(#)	($)	($)	awards:	number	or base	value of
								number	of	price of	option
								of	securities	option	awards
								shares	under-	awards
								or units	lying	($/Sh)
								(#)	options
(#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
(1)

Ken	4/19/06	$48,000	$120,000	$240,000	-	-	-	-	6,000	$20.00	$6.03
Parsons

Sandra	4/19/06	$20,250	$54,000	$108,000	-	-	-	-	3,000	$20.00	$6.03
Sager

James	4/19/06	$40,000	$100,000	$200,000	-	-	-	-	5,000	$20.00	$6.03
Arneson

Patricia	4/19/06	$18,000	$48,000	$96,000	-	-	-	-	3,000	$20.00	$6.03
Graves

Bruce	4/19/06	$20,288	$54,100	$108,200	-	-	-	-	3,000	$20.00	$6.03
Marley

1)	The amounts shown in column (c) reflect the minimum payment level under the Company’s Performance-Based Incentive Plan which is a range of 37.5% to 40% of the target amount shown in column (d). The amount show in column (e) is 200% of such target amount. These amounts are based on the individual’s 2006 salary and position.

Ken F. Parsons, James F. Arneson and Sandra L. Sager are parties to Employment Agreements with the Company.

Ken F. Parsons. On January 1, 2004, VFG entered into an Employment Agreement with Mr. Parsons, the Chairman and Chief Executive Officer of VFG and Chairman of the Bank. The Agreement has a seven-year term. After the initial term and upon Board approval, the Agreement may be renewed annually for one year. This Agreement was amended on April 20, 2005 to clarify Mr. Parsons’ positions and terms of positions with the Company. The agreement was amended a second time on September 26, 2006 to extend Mr. Parsons full time employment under his existing employment agreement from December 31, 2006 to July 1, 2007 or longer. Mr. Parsons compensation will be paid as base pay for his full-time and part-time services during the terms of his employment. Mr. Parsons is also to be paid $78,500 annually as additional compensation per his employment agreement. Those funds are to be paid for a period of seven years from that date of his agreement. During the terms of his agreement (full-time and part-time periods,) Parsons shall be entitled to receive all employee benefits that the Company provides to its executives. Additionally, the following are included: medical, dental, life insurance, KSOP & ESOP, voluntary life insurance and long-term disability insurance.

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James F. Arneson. On April 21, 2005, VFG entered into an Employment Agreement with Mr. Arneson, the President of VFG and President and Chief Executive Officer of the Bank, contingent on the closing of the merger with Washington Commercial Bancorp. Employment began on September 2, 2005, the date the merger with Washington Commercial Bancorp was consummated. The Agreement has an initial three year term and will automatically renew for an additional one year term as of the end of each term. During the term of his agreement Arneson shall be entitled to receive all employee benefits that the Company provides to its executives. Additionally, the following are included: medical, dental, life insurance, KSOP & ESOP, voluntary life insurance and long-term disability insurance.

Sandra L. Sager. On November 9, 2005, VFG entered into an Employment Agreement with Ms. Sager, the Executive Vice President, Chief Financial Officer of VFG and of the Bank. Employment began on December 19, 2005. The Agreement has an initial two year term and will automatically renew for an additional one year term as of the end of each term. During the term of this agreement Sager shall be entitled to receive all employee benefits that the Company provides to its executives. Additionally, the following are included: medical, dental, life insurance, KSOP & ESOP, voluntary life insurance and long-term disability insurance.

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Outstanding Equity Awards at Fiscal Year-End

		Option Awards					Stock Awards

								Equity	Equity
								incentive incentive
							Market	plan	plan
							value	awards:	awards:
							of	number	number
			Equity			Number	Shares	of	of
			incentive			of	or	unearne	unearned
			plan			Shares	units	d shares,	shares,
	Number of	Number of	awards:			or units	of	units or	units or
	securities	securities	number of			of stock	stock	other	other
	underlying	underlying	securities			that	that	rights	rights
	unexercised	unexercised	underlying			have	have	that have that have
	options	options	unexercised	Option	Option	not	not	not	not
	exercisable	unexercisable	earned	exercise	expiration	vested	vested	vested	vested
Name	(#)	(#)	options (#)	price ($)	date	(#)	($)	(#)	(#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		(1)

Ken Parsons	900	900	-	$6.833333	04/19/2012

	750	1,500	-	$13.666667	08/01/2013

	1,950	5,850	-	$15.333333	04/16/2014

	1,200	4,800	-	$19.250000	04/20/2015

	0	6,000	-	$20.000000	04/19/2016

Total	4,800	19,050	-	$16.693920

Sandra Sager	0	3,000	-	$20.000000	04/19/2016

Total	0	3,000	-	$20.000000

James	8,595	0	-	$9.308576	12/17/2013
Arneson

	12,348	0	-	$13.193257	12/15/2014

	0	5,000	-	$20.000000	04/19/2016

Total	20,943	5,000	-	$13.218115		3,750	$21.73	-	-

Patricia Graves	15,000	0	-	$10.000000	03/24/2009

	9,000	0	-	$7.666667	02/16/2010

	3,000	0	-	$6.666667	12/19/2011

	2,400	600	-	$6.833333	04/19/2012

	2,250	1,500	-	$13.666667	08/01/2013

	1,800	2,700	-	$15.333333	04/16/2014

	600	2,400	-	$19.250000	04/20/2015

	0	3,000	-	$20.000000	04/19/2016

Total	34,050	10,200	-	$11.242938

Bruce Marley	750	1,500	-	$13.666667	08/01/2013

	900	2,700	-	$15.333333	04/16/2014

	600	2,400	-	$19.250000	04/20/2015

	0	3,000	-	$20.000000	04/19/2016

Total	2,250	9,600	-	$17.189873

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(1)	All options listed above vest a rate of 20% per year over the first five years of the ten-year option term. Shares granted to Mr. Arneson at WCB vested 100% at the date of merger and therefore are not subject to the 20% per year vesting schedule. Excludes exercised options.

Option Exercises and Stock Vested for the Fiscal Year

	Option Awards		Stock Awards (1)

	Number of Shares acquired	Value realized on	Number of Shares	Value realized on
Name	on exercise (#)	exercise ($)	acquired on vesting (#)	vesting ($)
(a)	(b)	(c)	(d)	(e)

Ken Parsons	5,000	$71,655.40	-	-

	2,700	$35,793.00	-	-

	1,500	$8,795.00	-	-

	1,950	$8,183.50	-	-

Total	11,150	$124,426.90	-	-

Sandra Sager	-	-	-	-

James Arneson	4,512	$58,336.87	1,250	$26,550

	1,000	$8,256.74

Total	5,512	$66,593.61

Patricia Graves	1,500	$22,175.00

Total	1,500	$22,175.00

Bruce Marley	-	-	-	-

Grand Totals	18,162	$213,195.51

(1)	Reflects shares received pursuant to the employment agreement for Mr. Arneson. On 9/8/2005 Mr. Arneson was granted 5,000 restricted shares. Those shares vest 25% per year at no cost to the recipient.

Pension Benefits at and for the Fiscal Year

		Number of years	Present value of
		credited service (#)	accumulated benefit	Payments during last
Name	Plan Name	(c)	($)	fiscal year ($)
(a)	(b)		(d)	(e)

Ken Parsons	SERP	15	$2,608,000	0

Sandra Sager	SERP	N/A	N/A	N/A

James Arneson	SERP	1	$80,000	0

Patricia Graves	SERP	12	$223,000	0

Bruce Marley	SERP	3	$263,000	0

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Potential Payments upon Termination or Change-in-Control

Pursuant to the terms of Ken Parsons’ Employment Agreement with VFG, if VFG terminates Mr. Parsons “without cause” or Mr. Parsons terminates for good reason, including the Board of Directors withdrawing the authority and responsibility associated with the position of Chief Executive Officer of VFG, he is entitled to receive severance benefits of twelve months compensation equal to $240,000, payment of additional compensation pursuant to his employment agreement through December 2010 equal to $314,000, continued health benefit coverage for he and his spouse, and accelerated vesting of all stock options.

Mr. Parsons is also entitled to such severance benefits if he terminates for any reason twelve months prior to public announcement of a change in control (or the date on which the Board of Directors know of an impending change in control) and thirty-six months after the change in control. Mr. Parsons is generally prohibited from competing with VFG in its market area and soliciting its employees and customers for at least twenty-four months following termination for any reason.

Pursuant to the terms of James Arneson’s Employment Agreement with VFG, if VFG terminates Mr. Arneson ‘without cause’ or Mr. Arneson leaves for good reason, he is entitled to receive severance benefits equal to twelve months base salary. If his employment had terminated for such reasons as of December 31, 2006, he would have received $200,000.

In connection with a change in control of VFG, Mr. Arneson is entitled to receive twenty four months base salary under the following circumstances:

  he terminates employment for good reason, including a material reduction in duties or a forced relocation, within one year of the change in control;
  he is terminated without cause within the period commencing 180 days prior to announcement of the change in control through one year after the change in control; or
  he terminates employment for any reason between six and twelve months following the change in control.

If a change in control had occurred and Mr. Arneson’s employment terminated on December 31, 2006 under the conditions described above he would have received $400,000.

If Mr. Arneson remains employed for one year following a change in control he is entitled to a retention bonus equal to twelve months base salary. If Mr. Arneson’s change in control benefits would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, his benefits are reduced to the largest amount that will result in no portion of the benefits being subject to the excise tax imposed by Internal Revenue Code Section 4999. Mr. Arneson is generally prohibited from competing with VFG in its market area for at least twelve months and from soliciting employees or customers of VFG for twenty-four months following termination for any reason.

Pursuant to the terms of Sandra Sager’s Employment Agreement with VFG, VFG may terminate Ms. Sager ‘without cause’ and Ms. Sager would be entitled to severance benefits equal to twelve months

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compensation. If Ms. Sager had been terminated at December 31, 2006 without cause she would have received $135,000.

In connection with a change in control of VFG, Ms. Sager is entitled to receive twelve months base salary under the following circumstances:

  she terminates employment for good reason, including a material reduction in duties or a forced relocation, within one year of the change in control; or
  she is terminated without cause within the period commencing 180 days prior to announcement of the change in control through one year after the change in control.

If a change in control had occurred and Ms. Sager’s employment terminated as of December 31, 2006 under the conditions described above, she would have received $135,000.

If Ms. Sager’s change in control benefits would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, her benefits are reduced to the largest amount that will result in no portion of the benefits being subject to the excise tax imposed by Internal Revenue Code Section 4999. Ms. Sager is generally prohibited from competing with VFG in its market area for at least twelve months and from soliciting VFG’s employees and customers for at least twenty-four months following termination for any reason.

Director and Board Committee Compensation

Directors Compensation

					Change in
					Pension Value
					and
					Non-Qualified
	Fees			Non-Equity	Deferred
	Earned	Stock	Options	Incentive Plan	Compensation	All Other
	or paid in	Awards	Awards	Compensation	Earnings	Compensation
Name	Cash ($)	($)	($)	($)	($)	($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
	(1)		(2)		(3)	(4)

James F. Arneson (5)	-		-	-	-	-	-

Keith W. Brewe	$24,600		$1,451	-	-	-	$26,051

Lowell E. Bridges	$25,525		$4,722	-	-	$240	$30,487

Linda Buckner	$26,275		$4,722	-	-	$157	$31,154

Jewell C. Manspeaker	$24,875		$4,722	-	-	$344	$29,941

Patrick L. Martin	$25,100		$4,722	-	-	$478	$30,300

A. Richard Panowicz	$25,950		$4,722	-	$9,544	$240	$40,456

Ken F. Parsons, Sr.(6)	-		-	-	-	-	-

Larry J. Schorno	$26,200		$4,722	-	-	$157	$31,079

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1)	Gross Director Fees for period ending December 31, 2006. Includes Venture Financial Group, Venture Bank and Venture Wealth Management.

2)	The April 19, 2006 grant date fair value assigned to options granted that day in accordance with FAS123R is $6.03. The amount in the column represents the grant date fair value times the number of shares granted. This amount is expensed in accordance with FAS123R using the FIN 28 Accrual or “Graded Vesting” method and the assumptions related to our FAS

123R expense are described more fully in the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K. The expense shown is what was expensed in 2006 for all outstanding options. The aggregate numbers of options outstanding at December 31, 2006 for non-employee directors are 69,503.

3)	Includes 1992 Director Deferred Income Plan 2006 change in present value for Mr. Panowicz.

4)	Represent economic value of Split Dollar Life Insurance for 2006.

5)	Mr. Arneson’s employee compensation is reported in the Summary Compensation table.

6)	Mr. Parsons’ employee compensation is reported is the Summary Compensation table.

Fees. Director fees are paid to non-employee directors only. For the year ending December 31, 2006, VFG directors received a monthly retainer of $750. Each VFG director also serves as a Venture Bank director and received a monthly retainer of $500 and a board attendance fee of $600 per Venture Bank Board meeting. Board members are permitted to participate telephonically once per year and received a $300 attendance fee. Additionally, participating directors received $100 for all special board conference calls lasting longer than 30 minutes. Committee members received $250 per meeting attended (except Audit Committee who received $300 per meeting).

Stock Option and Other Stock-Based Compensation. Directors are eligible to participate in the 2004 Stock Incentive Plan.

Split-Dollar Insurance Agreements. The Company owns life insurance policies on the lives of its directors. The Company has entered into Split-Dollar agreements with certain directors. Directors with agreements include Messrs. Schorno, Panowicz, Manspeaker, Bridges, Martin, and Ms. Buckner. A Split-Dollar Insurance Agreement has not yet been finalized for Mr. Brewe. The agreements provide for the insurance companies to pay the designated beneficiaries of the Participants up to $100,000 from the “net at risk proceeds” of these policies. The “net at risk proceeds” of these policies is the amount in excess of the total required in order for the Company to recover all its original investment as well as all accumulated interests in the policies. While the Company incurs no expenses associated with this Plan, participants are required to pay income taxes on the value of the benefits provided under this Plan. The listed directors had a total of $1,616 reported as compensation for the year ending December 31, 2006.

Long-Term Care Insurance. In 2002, the Company purchased Long-Term Care Insurance for each of its board members. Each participant is eligible to begin receiving benefits after being certified by a Licensed Health Care Practitioner as chronically ill. The policy provides for a $130-$200 per day lifetime benefit for facility care, and home and community services. All Directors are fully vested. If the participant’s service terminates for reasons other than death, disability, or retirement with at least 10 years continuous service and a minimum age of 55 or retirement at age 70, then the participant is required to reimburse a portion of the premium based on the years of service completed. Expense related to this plan was $0 for 2006.

Director Deferred Income (“DDI”) 1989 Plan. In 1989 the Board of Directors approved a plan under which a director could elect to defer fees for ten years beginning February 1, 1989 and at retirement

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receives those fees plus accrued interest at 8% interest rate. One director, Ken Parsons, remains in this plan; his participation commenced in 1989 prior to his employment with the Company. He deferred $400 per month for 120 months and is entitled to receive $2,193 payable for a period of 120 months upon reaching age 62. In the event of his death prior to reaching age 62 the Director’s beneficiaries would receive $1,462 per month for 240 months. The accrued liability related to this Plan at December 31, 2006 totaled $182,000. Expenses associated with this plan were $30,000 in 2006. This benefit may be funded with Bank Owned Life Insurance or from earnings of the Company.

In 1990, in addition to being a director, Mr. Parsons became employed as an officer of the Company. Mr. Parsons’ Employment Agreement was amended in 1992 to eliminate receipt of director fees beginning January 1, 1993. In exchange the Company agreed to continue to fund this plan at $400 per month through a reduction of Mr. Parsons’ salary also beginning January 1, 1993. This benefit may be funded with Bank owned life insurance or from earnings from the Company.

Director Deferred Income (“DDI”) 1992 Plan. In 1992 the Board of Directors approved a plan under which a director could elect to defer receipt of director fees and incentive pay for five years from 1992 to 1997. At retirement the director will receive those fees and incentive pay plus accrued interest at a rate of 10% during the deferral period and 8% from the end of the deferral period though the payout. The plan also provides that the deferred fees plus the accrued interest benefit payment accelerates in the event of a Director’s death and is paid to the Director’s beneficiaries. Accrued liabilities to current directors participating in the Plan at December 31, 2006 totaled $ 328,000. Expense associated with current directors participating in the plan was $30,000 in 2006. This benefit may be funded with Bank Owned Life Insurance or from earnings of the Company. Messrs. Parsons and Panowicz are the only directors participating in the 1992 plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of independent outside Directors. There are no Compensation Committee interlocks.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2006 directors and executive officers of VFG and the Bank and their associates were also customers of the Bank. It is anticipated that directors, executive officers, and their associates will continue to be customers of the Bank in the future. The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others and which do not involve more than the normal risk of collectability or present other unfavorable features.

Venture Bank leases the Hawks Prairie financial center and other support department space at 130 Marvin

27

Road SE, Lacey, Washington, from Hawks Prairie Professional Center LLC, of which the Company’s Chairman/Chief Executive Officer Ken F. Parsons, Sr., is a minority member. The amended terms of each lease contain initial terms of three years beginning February 28, 2003. On the February 28, 2006 renewal date, the Company extended the leases to May 30, 2007 and a portion of the lease was extended through September 30, 2007. The current lease payments are $19,525 per month, which is adjusted on an annual basis in accordance with the Consumer Price Index for the Seattle, Tacoma, and Bremerton area effective on each anniversary date of the lease. In 2006, Venture Bank paid a total of $195,000 to the Hawks Prairie Professional Center LLC pursuant to the leases. The Company and Venture Bank consider the rent and the terms and conditions of the leases to be fair and substantially the same or better than the terms and conditions of leases prevailing for comparable arms-length transactions. The initial lease terms and subsequent extensions are approved by the full Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

VFG has adopted procedures to assist its directors and executive officers in complying with Section 16(a) of the Securities Exchange Act, which includes assisting the officer or director in preparing forms for filing with the Securities Exchange Commission. Based on the review of such forms, VFG believes that all of its executive officers and directors complied with all filing requirements applicable to them, except for Messrs. Brewe and Schorno. Mr. Brewe inadvertently failed to file a timely statement of change in beneficial ownership on Form 4 to report an exercise of stock options in April 2006. Mr. Schorno inadvertently failed to file a timely statement of beneficial ownership on Form 4 to report an exercise of stock options in May 2006. All of these required forms have subsequently been filed to report these transactions.

AUDITORS

Moss Adams LLP independent registered certified public accountants, performed the audit of the consolidated financial statements for VFG and its wholly owned subsidiaries for the year ended December 31, 2006. A representative of Moss Adams LLP has been invited to the Annual Meeting, and may have the opportunity to make a statement if desired and may be available to answer questions.

Fees Paid to Independent Auditors

Audit fees. The aggregate fees and expenses billed to us in 2006 by Moss Adams LLP were $119,441 related to our annual audit of the Company’s financial statements, review of Form 10-K, Forms 10-Q, and out-of-pocket related costs. The aggregate fees and expenses billed to us in 2005 by Moss Adams LLP in connection with the audit of Company’s 2005 financial statements and review of financial information including SEC filings was $186,000.

Audit related fees. The aggregate fees and expenses billed to us by Moss Adams LLP in 2006 and 2005 were $35,049 and $61,000, respectively, related to the audit of the KSOP plan, the Form S-4 filing and the 11-K filing, along with various other related filings, accounting and auditing questions.

28

Tax fees. The aggregate fees and expenses billed to us by Moss Adams LLP in 2006 and 2005 were $12,030 and $13,000, respectively, related to the preparation of the tax return and related tax planning matters.

All other fees. The aggregate fees and expenses billed to us by Moss Adams LLP were $0 in 2006 and $0 in 2005.

We did not engage Moss Adams LLP to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2006 or 2005.

For the fiscal year 2006 and 2005, the Board considered and deemed the services provided by Moss Adams LLP compatible with maintaining the principal accountant’s independence.

Pre-Approval Policies

All audit and non-audit services performed by Moss Adams LLP, and all audit services performed by other independent auditors, must be pre-approved by the Audit Committee. These services include, but are not limited to, the annual financial statement audit, audits of employee benefit plans, tax compliance assistance, and tax consulting. Moss Adams LLP may not perform any prohibited services as defined by the Sarbanes-Oxley Act of 2002, including, but not limited to, any bookkeeping or related services, information systems consulting, internal auditing outsourcing, legal services or any management or human resources function. The Audit Committee pre-approved each of the services provided by Moss Adams LLP during 2006.

OTHER MATTERS

The Company posts its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and press releases on its investors relations page at www.venture-bank.com. These reports are posted as soon as reasonably practicable after they are electronically filed with the SEC. All SEC filings of the Company are also available free of charge at the SEC’s website, www.sec.gov, or by calling the SEC at 1-800-SEC-0330. Written requests for the Annual Report to Shareholders, including the Form 10-K should be addressed to Leigh Baxter, Venture Financial Group, Inc., 721 College Street, P.O. Box 3800, Lacey, Washington 98509-3800.

The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with the recommendations of management on such matters.

Code of Business Conduct

The Company’s Code of Business Conduct, which is a code of ethics applicable to management, is available on its website at www.venture-bank.com. The Company will immediately post any changes to its Code of Business Conduct on the website.

29

Shareholder Communications

The Company does not have a formal, written policy prohibiting or permitting shareholder communications with the Board of Directors. Management is primarily responsible for communicating with investors, financial analysts, the media and the general public to address questions or concerns relating to operational matters, stock ownership and financial information. However, in accordance with the Audit Committee Charter, all complaints relating to accounting or audit matters may be anonymously and confidentially directed in writing to the Chair of the Audit Committee by mailing such information to the Shareholder Relations Department, which will forward the communication to the Committee Chair. Such matters should be marked as confidential. Specific corporate governance issues or other concerns may be directed to the attention of the Corporate Governance and Nominating Committee or one of our independent directors by mail, to the attention of Shareholder Relations.

Director Attendance at the Annual Meeting

The Company does not have a formal policy regarding director attendance at the annual meeting of shareholders. Directors are strongly encouraged to attend the meeting and we anticipate that all directors will attend this year’s meeting. In 2006, all directors attended the Annual Meeting.

Shareholder Proposals for the 2008 Annual Meeting

Shareholders interested in presenting a proposal for consideration at the annual meeting of shareholders in 2008 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion in the proxy statement, shareholder proposals must be received by the Company no later than November 24, 2007. Additionally, if notice of a shareholder proposal is received after February 7, 2008, the persons named as proxies in the form of proxy will have discretionary authority to vote on the shareholder proposal.

By Order of the Board of Directors

Lacey, Washington March 23, 2007	Leigh A. Baxter Secretary

IMPORTANT: The prompt return of proxies will save VFG the expense of further requests for proxies, you are urged to SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. Any person giving a Proxy may revoke it prior to its exercise.

30

VENTURE FINANCIAL GROUP
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 3, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE SIGN AND RETURN IMMEDIATELY The Board of Directors Recommends a Vote “FOR” each nominee.

1	.	ELECTION OF DIRECTORS:
		(01) Keith W. Brewe	Vote FOR	Vote WITHHELD
		(02) A. Richard Panowicz	all nominees	from all nominees
		(03) Larry J. Schorno	(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided here.)

2.	ANY OTHER BUSINESS that may properly come before the Meeting or any adjournment or postponement thereof.

THIS PROXY CONFERS AUTHORITY TO VOTE “FOR” AND WILL BE VOTED “FOR” THE PROPOSAL LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE. THE APPOINTED PROXY HOLDERS WILL VOTE AT THEIR DISCRETION ON OTHER MATTERS THAT COME BEFORE THE MEETING.

Address Change? Mark Box	Indicate changes below:	Date_______________________, 2007
_____________________________ Signature of Shareholder(s)
_____________________________ Signature of Shareholder(s)
All joint owners must sign. When signing as attorney, executor, administrator, officer, trustee or guardian, please give full title. If more than one trustee, all should sign.

Number of people to attend the meeting in Lacey, Washington, at 6:00 p.m. on May 3rd, 2007.
Please DATE, SIGN, and RETURN this Proxy. Even if you plan to attend the meeting, please return this proxy. Thank you.

VENTURE FINANCIAL GROUP
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 3, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE SIGN AND RETURN IMMEDIATELY The Board of Directors Recommends a Vote “FOR” each nominee.

1	.	ELECTION OF DIRECTORS:
		(01) Keith W. Brewe	☐ Vote FOR	☐ Vote WITHHELD
		(02) A. Richard Panowicz	all nominees	from all nominees
		(03) Larry J. Schorno	(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided here.)

2.	ANY OTHER BUSINESS that may properly come before the Meeting or any adjournment or postponement thereof.

THIS PROXY CONFERS AUTHORITY TO VOTE “FOR” AND WILL BE VOTED “FOR” THE PROPOSAL LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE. THE APPOINTED PROXY HOLDERS WILL VOTE AT THEIR DISCRETION ON OTHER MATTERS THAT COME BEFORE THE MEETING.

Address Change? Mark Box	Indicate changes below:	Date_______________________, 2007
_____________________________ Signature of Shareholder(s)
_____________________________ Signature of Shareholder(s)
All joint owners must sign. When signing as attorney, executor, administrator, officer, trustee or guardian, please give full title. If more than one trustee, all should sign.

Number of people to attend the meeting in Lacey, Washington, at 6:00 p.m. on May 3rd, 2007.
Please DATE, SIGN, and RETURN this Proxy. Even if you plan to attend the meeting, please return this proxy. Thank you.

                                                                                                                      PROXY
_________________________________________________________________________________________________
This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby revokes all previous proxies and appoints Ken F. Parsons, Sr., and James F. Arneson, and each of them (with full power to act alone) as Proxy Holders, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Venture Financial Group, Inc., held of record on March 14, 2007, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 3, 2007, or any adjournment or postponement of such Meeting.

Management knows of no matters other than the election of directors that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, this Proxy will be voted in accordance with the recommendations of management.

PLEASE SIGN AND RETURN IMMEDIATELY See reverse for voting instructions.

                                                                                                                                 PROXY
_________________________________________________________________________________________________
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby revokes all previous proxies and appoints Ken F. Parsons, Sr., and James F. Arneson, and each of them (with full power to act alone) as Proxy Holders, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Venture Financial Group, Inc., held of record on March 14, 2007, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 3, 2007, or any adjournment or postponement of such Meeting.

Management knows of no matters other than the election of directors that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, this Proxy will be voted in accordance with the recommendations of management.

PLEASE SIGN AND RETURN IMMEDIATELY See reverse for voting instructions.